BARON INVESTMENT FUNDS TRUST

BARON SELECT FUNDS

POWER OF ATTORNEY

The undersigned in her capacity as a Trustee or Officer, or both, as the case may be, of Baron Investment Funds Trust and Baron Select Funds (the “Trusts”) does hereby appoint Linda S. Martinson and Patrick M. Patalino, and each of them, severally, her true and lawful attorney and agent to execute in her name, place and stead (in such capacity) any and all amendments to the Registration Statement of the Trusts and any post-effective amendments thereto and all instruments necessary or desirable in connection therewith, to attest the seal of the Trusts thereon and to file the same with the Securities and Exchange Commission; and any and all other instruments or documents necessary or desirable in connection with the establishment of a new series of the Trusts or any other corporate action authorized by the Board of Trustees. Each of said attorneys and agents have power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and agents and each of them.

Signatures	Title	Date

/s/ Anita Rosenberg	Trustee	July 11, 2013
Anita Rosenberg